Exhibit 99.1

Transcript

19-Apr-2018

Pentair Plc (PNR)

Q1 2018 Earnings Call – Electrical Segment

Pentair Plc (PNR)	Transcript
Q1 2018 Earnings Call – Electrical Segment	19-Apr-2018

CORPORATE PARTICIPANTS

J.C. Weigelt	Stacy P. McMahan
Vice President-Investor Relations Electrical, Pentair Plc	Chief Financial Officer & Executive Vice President-Electrical, Pentair Plc

Beth A. Wozniak
Senior Vice President, President-Electrical, Pentair Plc

OTHER PARTICIPANTS

Stephen Tusa	Julian Mitchell
Analyst, JPMorgan Securities LLC	Analyst, Barclays Capital, Inc.

R. Scott Graham	Joe Ritchie
Analyst, BMO Capital Markets (United States)	Analyst, Goldman Sachs & Co. LLC

Deane Dray	Robert D. Barry
Analyst, RBC Capital Markets LLC	Analyst, Susquehanna Financial Group LLLP

Steven Winoker
Analyst, UBS Securities LLC

MANAGEMENT DISCUSSION SECTION

Operator: Good morning. My name is Virgil, and I will be your conference operator today. At this time, I would like to welcome everyone to the Pentair Electrical Q1 Earnings Conference Call. All lines have been placed on mute to prevent any background noise. After the speakers’ remark, there will be a question and answer session. [Operator Instructions] Thank you.

J.C. Weigelt, you may begin your conference.

J.C. Weigelt

Vice President-Investor Relations Electrical, Pentair Plc

Thank you, Virgil, and welcome to nVent’s first quarter 2018 earnings conference call. We’re glad you could join us. I’m J.C. Weigelt, Vice President of Investor Relations, and with me today are Beth Wozniak, our Chief Executive Officer; and Stacy McMahan, our Chief Financial Officer. On today’s call we will provide details on our first quarter performance as well as our second quarter and full year 2018 outlook as outlined in this morning’s press release.

Before we begin, let me remind you that any statements made about the company’s anticipated financial results are forward-looking statements subject to future risks and uncertainties such as the risks outlined in nVent’s most recent Form 10 and today’s press release. Forward-looking statements included herein are made as of today and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.

Today’s webcast is accompanied by a presentation which can be found in the Investors section of Pentair’s website. We will reference these slides throughout our prepared remarks. Any references to non-GAAP financials are reconciled in the appendix of the presentation. We’ll be sure to reserve time for questions and answers after our prepared remarks.

With that, I will turn the call over to Beth.

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

Thank you, J.C. Good morning and thank you for joining us on our first quarterly earnings call. Beginning on page 4 of the deck, this morning we reported first quarter revenue of $539 million, representing 7% sales growth and 3% organic growth which is in line with the guidance we provided in January. In our last quarter as part of Pentair, return on sales was 19.7% at the segment level, also in line with guidance. I’m proud of our team for delivering on our commitments during the quarter, the details of which are on slide 5. We believe we have strong momentum to accomplish our full year objective all while successfully preparing to spin.

The first quarter was a solid start and we are confirming the 2018 outlook we provided in January as we are on track to deliver organic sales growth of 2% to 4% and pro forma adjusted EPS of $1.70 to $1.80. On cash, we delivered approximately $27 million in free cash flow during the quarter. I want to point out that nVent’s business has historically generated strong cash flows, with over $300 million generated in 2017. Free cash flow this quarter was in line with historical seasonality and we are on track to meet our guidance of converting 100% of adjusted net income to free cash flow.

As you’ll recall, one of my priorities as CEO this year is to ensure nVent is well-established to stand on its own once the spin occurs. Well, we are days away from this historic moment as we expect to spin on April 30, with our first trading day on the New York Stock Exchange expected to be May 1. I’m grateful for the contributions of so many to prepare us for this moment. We are going to be a fast-paced dynamic growth company focused on the customer and moving with velocity.

Now let’s turn to slide 6 for a discussion of first quarter segment performance, starting with Enclosures which grew approximately 12% or 9% organically. We saw broad-based growth that we believe outpaced the industry. Although early, our focus on specific verticals is taking shape and showing signs of some early wins with double-digit growth in two of our largest verticals, industrial and infrastructure. We also saw double-digit growth in the developing regions with strong growth from China. Recall, our outlook for the year was for this business to grow 4% to 6%, which we think is in line with the industry, and we believe we are well-positioned to meet this demand with our broad-based product offering and a focus on our growth initiatives.

Circling back on a topic from our Investor Day, and that is our margin profile in Enclosures. As you’ll recall, margin in Enclosures came under pressure in 2017 as we made some factory footprint changes earlier in the year and then saw a tremendous growth which did not allow us to be as productive as we wanted and forced us to run duplicate operations for a period of time to meet customer demand. We told you that the changes made had been completed last year and this has turned into an execution story with a playbook we know well. The team did a nice job stabilizing margin and we believe we are on a solid recovery path. Enclosures’ margin increased approximately 100 basis points sequentially while continuing to meet strong customer demand. This margin improvement lends confidence in our ability to execute on our plan to return to higher margin in the second half of this year and deliver on our long-term strategic goal of expanding and having a more flexible footprint.

Thermal Management, sales increased 2% with organic sales down 4%. This was in line with our expectation where a more positive business mix with MRO and commercial products partially offset lagging project sales in a slow energy market. Segment income continued to be a bright spot, rising approximately 30% in the quarter and driven by the aforementioned favorable mix and cost-out programs in 2017. Vertical growth was strong in both industrial and commercial while energy continues to rebound and is expected to return to growth in the back half of the year. We saw orders grow mid-single digits in the quarter which is an encouraging sign as our expectation is for growth to return in the back half of the year.

Turning to Electrical and Fastening Solutions or EFS, sales increased approximately 5% or 1% organically. Price was a positive contributor during the quarter offset by slightly lower volume. Regarding the sales performance, as we started the year off, slower than expected but saw sales improve as the quarter progressed. In addition to this improvement, orders were strong which lends confidence in our full year outlook for sales to increase to 3% to 5% as we execute on our strategy to target specific verticals in the regions, launch new products, and leverage our strong brand.

So now let’s move to the topic of tariffs which we have been following closely. This is a very fluid topic which makes my comments informative in nature, so you have an understanding about how we are thinking about the news flow and its impact to our business. For background, steel spend represents about 5% of sales, and most is sourced from North America. While the direct impact of Section 232 tariffs are minimal to us, we’ve seen indirect impacts via higher steel prices from our suppliers, up approximately 30% this year. In addition, our team has gone through the recently published Chinese tariffs, and we do not believe these to be a material impact to our business in their current form. As we look at our business, we believe we have multiple levers to help offset increases in inflation and they’re within our ability to deliver productivity gains and drive price. It is important to note that we do have a price lock strategy that delays any immediate impact on our business from rapid fluctuations in raw material prices such as steel.

Regarding price, we implemented a price increase in Enclosures and EFS earlier this year and have already communicated a May price increase in Enclosures that is in direct response to the inflationary pressures we are experiencing. Recall that there is a three to six-month lag on price realization. The increases we implemented earlier this year are sticking and we expect to see positive price for the remainder of the year.

Adding to these price measures are a number of initiatives we have to increase productivity. Our focus on plant productivity and logistics are the two main drivers for stronger profit and higher output in our Enclosures business. In addition, we see great progress in Thermal Management margin as they continue on their lean journey. As I said earlier, this situation is very fluid and I want to let you know we are following it closely. In its current state, we feel comfortable about our position and strategy to offset any inflation with price and productivity measures.

Overall, we are pleased with our first quarter performance as we executed against our commitments and built momentum for the remainder of the year. We made progress during the quarter on our promise to improve margin in Enclosures and believe we have a multipronged approach to offset much of the inflationary pressures we’ve seen this year through price and productivity measures. As you can see on page 7, we are on track for the spin. I’m confident in our team and that we will execute on our growth strategy.

I would now like to turn the call over to Stacy.

Stacy P. McMahan

Chief Financial Officer & Executive Vice President, Pentair Plc

Thank you, Beth, and good morning, everyone. Please turn to slide 8 titled Second Quarter 2018 nVent Pro Forma Outlook. We expect organic sales to increase 2% to 4% and our stand-alone return on sales to be between 18% and 20% in the second quarter. We also introduced pro forma adjusted earnings per share guidance for the second quarter in the range of $0.41 to $0.44. We believe sales strength seen in the first quarter will translate into similar growth in the second quarter with sequential margin improvement as we actively manage price plus productivity versus cost.

Turning to slide 9 titled Full Year 2018 nVent Pro Forma Outlook. We are holding our 2018 guidance for sales, margin expansion, and adjusted earnings per share consistent with the guidance we issued in January. As we prepare for the separation, I want to walk you through our capital structure. As there were a number of developments during the first quarter, we completed an offering of $300 million of 3.95% senior notes due in 2023 and $500 million of 4.55% senior notes due in 2028 for a blended rate of approximately 4.3%. We also entered into a credit agreement with a syndicate of banks providing for a five-year $200 million senior unsecured term loan facility and a five-year $600 million senior unsecured revolving credit facility. With this debt structure in place, our current expectation for interest expense this year is approximately $38 million, which is above our initial guidance of approximately $30 million and reflects the final debt and interest levels. Please note that this increase in interest expense is offset by a better operating performance in the first quarter and a lower share count due to a share buyback earlier this year. To summarize, we are not updating our full year adjusted EPS guidance of $1.70 to $1.80 due to our strong operating performance in the first quarter and a slightly lower share count, both largely offsetting this increase in interest expense.

I want to conclude my prepared remarks by providing some context around the target leverage multiple. We have said we have a clear desire and strategy to remain investment grade. This is part of the strong Pentair legacy we are inheriting, and remaining investment grade provides us with many advantages. Based off the feedback from the rating agencies, our debt to EBITDA goal will be to stay in the range of 2 to 2.5 times over the long-term, with some capacity to go up to around 3 times for a short period of time if the appropriate opportunity presents itself. We believe we have a flexible capital structure and generate well over $300 million in annual free cash flow. Because we generate an attractive amount of cash, we expect to be strategic in deploying it. As Beth stated in her prepared remarks, we delivered on our commitments during the quarter and believe we have strong momentum to accomplish our full year objectives.

With that, I would now like to turn the call over to Virgil for Q&A. After which, Beth will have a few closing remarks. Virgil, please open the line for questions. Thank you.

Pentair Plc (PNR)	Transcript
Q1 2018 Earnings Call – Electrical Segment	19-Apr-2018

QUESTION AND ANSWER SECTION

Operator: Certainly. [Operator Instructions] Your first question comes from Steve Tusa from JPMorgan. Please go ahead.

Stephen Tusa

Analyst, JPMorgan Securities LLC

Hey. Congratulations on the first call of nVent here.

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

Thanks, Steve.

Stacy P. McMahan

Chief Financial Officer & Executive Vice President, Pentair Plc

Thanks, Steve.

Stephen Tusa

Analyst, JPMorgan Securities LLC

Just first of all on growth, is there anything different this year seasonally versus last year when you think about, like, the comps or anything like that from a growth perspective that we should be thinking about?

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

No. I think it’s very consistent. Other than that, we see momentum in all the different verticals that we’re in currently, but nothing different seasonally.

Stephen Tusa

Analyst, JPMorgan Securities LLC

Okay. And then when it comes to inflation, I don’t have the prior bridge and forecast, like, right in front of me. Sorry, it’s been a busy morning. Can you just maybe give us some color on how that’s going to look, the inflation aspect of the bridge now that you’re kind of incorporating probably a little bit more on that front? Maybe just give us some update on some of those bridge items.

Stacy P. McMahan

Chief Financial Officer & Executive Vice President, Pentair Plc

The inflation, Steve, is roughly the same as we presented at Investment Day, around $50 million that we’re calling for for the full year.

Stephen Tusa

Analyst, JPMorgan Securities LLC

Okay.

Stacy P. McMahan

Chief Financial Officer & Executive Vice President, Pentair Plc

We had already baked in some of the metals inflation into our outlook earlier, and that’s proving to be prudent as we saw inflationary pressures continue from 2017.

Stephen Tusa

Analyst, JPMorgan Securities LLC

Okay. And I think you had positive $15 million in price. Is that now a higher number?

Stacy P. McMahan

Chief Financial Officer & Executive Vice President, Pentair Plc

So price is, again, consistent. Maybe a little bit higher, around the $20 million range as we go into our most recent outlook.

Stephen Tusa

Analyst, JPMorgan Securities LLC

Okay, all right. Thanks a lot.

Stacy P. McMahan

Chief Financial Officer & Executive Vice President, Pentair Plc

You’re welcome.

Operator: Your next question comes from Scott Graham from BMO Capital Markets. Please go ahead.

R. Scott Graham

Analyst, BMO Capital Markets (United States)

Yeah. Hi, good morning and I certainly echo Steve’s congrats on the breakaway that happens in the next couple of days. So I guess, Beth, you are really kind of trying to – I’m sure you have, sort of from your seat, your hot buttons and what have you as we go into 2018. Could you maybe kind of talk about what you really need to see and focus on in terms of making that sales guidance as well as making the margin guidance, again, from your seat? What are the big focal points, as specific as you can get on some of this stuff? Thanks.

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

So I think what we shared at Investor Day, our strategy is how do we leverage being one nVent, right? So we think there’s tremendous opportunities for us to scale how we manage for channel partners, for distribution, how we look at our digital strategies. We’ve got some alignment and focus on some key verticals where we can bring more of our products to bear in different solutions. Connected solutions and new products are also very key for us and focusing on global growth. So those are all the key things that we’re working on consistent with the strategy that we presented at Investor Day. And then with respect to margin, what we shared there is managing price and productivity to offset inflation. And the other thing as we’ve shared is ensuring that we are improving our margin in our Enclosures business as we stabilize and start to optimize from some of the footprint changes.

J.C. Weigelt

Vice President-Investor Relations Electrical, Pentair Plc

Any follow-up, Scott?

R. Scott Graham

Analyst, BMO Capital Markets (United States)

I’m sorry, I muted myself; it has been this morning. So the Thermal, just the one follow-up was simply that, your expectations for the first quarter and that’s a business that faces a lot of the process industries, all of which do seem to be, I guess with the exception of power, in a cyclical upturn now. Could you kind of say why you’re thinking that you’re only going to be up 2% and is that a point of conservatism within the deck here?

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

Well what we see there is some of the projects are longer cycle. And so, as I mentioned, we are seeing backlog and orders improve, but the execution of that profile of our business relative to others is longer cycles. And so, therefore, that’s why we see that growth coming in the back half of the year.

R. Scott Graham

Analyst, BMO Capital Markets (United States)

But you do have an aftermarket business there as well. Is that part of the equation here where maybe that could be a little bit better and drive that a little bit higher than what you’re thinking right now?

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

The aftermarket has been a focus and we’ve seen that grow very nicely, and we saw that momentum from 2017 and continuing into 2018.

R. Scott Graham

Analyst, BMO Capital Markets (United States)

And what percentage of your aftermarket is the total for Thermal?

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

When we look at Thermal, what we characterize as longer cycle business is about a third and the rest of it is more short cycle which includes MRO and our commercial and our residential focus areas.

R. Scott Graham

Analyst, BMO Capital Markets (United States)

Thanks very much.

Operator: Your next question comes from the line of Deane Dray from RBC Capital Markets. Please go ahead.

Deane Dray

Analyst, RBC Capital Markets LLC

Thank you. Good morning, everyone, and I’ll add my congrats for your first call.

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

Thanks, Deane.

Deane Dray

Analyst, RBC Capital Markets LLC

I have a couple housekeeping questions just to start, some logistics. So it does not look like you provided for your below the line numbers here for modeling purposes. Would you be able to share those with us or just what’s the expectation in terms of would we get that granularity? I mean, you gave us interest expense on the call here but, like, corporate expense and expectations on tax and so forth.

Stacy P. McMahan

Chief Financial Officer & Executive Vice President, Pentair Plc

We haven’t changed our outlook on corporate expense or tax. So for the full year, corporate expense is on track to be around $45 million, which is the same number we shared with you. And then for taxes, again, the effective tax rate guidance remains at 18%, again consistent with what we shared.

Deane Dray

Analyst, RBC Capital Markets LLC

Got it. Just clarifying on the $12 million in corporate cost that was called out, that’s excluded from the 19.7%...

Stacy P. McMahan

Chief Financial Officer & Executive Vice President, Pentair Plc

Correct.

Deane Dray

Analyst, RBC Capital Markets LLC

...on margin. Is there anything one-time in there and are those going to be included in your 2018 guide within corporate expense?

Stacy P. McMahan

Chief Financial Officer & Executive Vice President, Pentair Plc

No, it’s sort of the run rate. When you think about a full year of $45 million, $12 million is sort of the run rate that we’re going on for the full year. Nothing unusual.

Deane Dray

Analyst, RBC Capital Markets LLC

Got it. And then just last question. Beth, I hate to put you on the spot because I think I might’ve asked this in your Analyst Day. It’s a bit unusual not to hear some growth expectations longer-term from a new company even if it’s more qualitative, I mean. But just could you share with us what you’re thinking about? Maybe you can link it to your end markets what sort of top line you’re expecting from nVent longer-term? Thanks.

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

Okay. Thank you, Deane. Well our long-term expectation is that we’re going to have 1% to 2% growth above GDP. And as we think about where we’re positioned today, certainly our focus areas around industrial, commercial, and infrastructure, we certainly see the industrial market has returned to growth so we expect it to be a strong year and we see that in what we characterize as our Enclosures business currently. And then we expect the other two segments, both commercial and infrastructure, also to have some strong growth. But that’s the framework that we provided in Investor Day, 1% to 2% above GDP.

Deane Dray

Analyst, RBC Capital Markets LLC

Got it. Thank you.

Operator: Your next question comes from Steven Winoker from UBS. Please go ahead.

Steven Winoker

Analyst, UBS Securities LLC

Thanks. Good morning, Beth, Stacy. Congrats on a first quarter here.

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

Thank you.

R. Scott Graham

Analyst, BMO Capital Markets (United States)

Just want to understand, maybe a little finer points in the detail in the material exposure front. You talked about steel as a percent of sales. But maybe talking about metal-based parts in total as part of your cost structure, so not just the raw buy but the components, et cetera. Is that sort of double that number? I mean, how should we kind of think about that across the business?

Stacy P. McMahan

Chief Financial Officer & Executive Vice President, Pentair Plc

So the steel buy is around $100 million and that’s in all forms, okay? But there’s another bit in metal shapes and things like that that are more some indirect buys that we are affected by our suppliers experiencing inflation. So you move that into – overall, our exposure is maybe $130 million to $150 million a year.

Steven Winoker

Analyst, UBS Securities LLC

Okay. But that’s still steel-related or are you including kind of copper, aluminum, other things?

Stacy P. McMahan

Chief Financial Officer & Executive Vice President, Pentair Plc

Aluminum hardly plays with us but it’s just steel-related.

Steven Winoker

Analyst, UBS Securities LLC

Okay. And then on the Thermal orders point, around mid-single-digit growth that you started to address. Within the process side, where are you seeing the biggest strength? Which specific verticals are you seeing pick up faster now?

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

I think it’s more or less across the board except for power, and it’s also global. We see some growth in some of our developing regions as well. So I’d say all and it starts with the MRO side where we started to see that pick up in 2017.

Steven Winoker

Analyst, UBS Securities LLC

Okay, all right. And then anything on EFS in construction and the kind of growth trends you’re seeing on that front?

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

As we mentioned, we had a slow start with EFS in the quarter but we really saw that pick up. Q2 and Q3 tend to be our stronger quarters with construction and certainly weather. So we saw nice orders which we believe has a good outlook for us as we are confident to hit our guidance for the full year.

Steven Winoker

Analyst, UBS Securities LLC

Could you tell within construction where the strength was towards the end of the quarter, what vertical?

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

No, I can’t really comment on that. I think it was pretty broad-based on the commercial side.

Steven Winoker

Analyst, UBS Securities LLC

Okay. Okay, great. Thanks a lot.

Operator: Your next question comes from Julian Mitchell from Barclays. Please go ahead.

Julian Mitchell

Analyst, Barclays Capital, Inc.

Hi. Thank you very much. Maybe just a first question around there’s obviously a sense well-communicated at the Investor Day and so forth that there may need to be more or there will be more focus on the growth side of this business amidst the backdrop of sort of distractions elsewhere in Pentair in recent years. I just wondered for your guidance for this year and maybe looking a little bit further out, what kind of step up in investment costs are you anticipating? Where are the areas where you’re really trying to drive innovation? And I guess that would require upfront spending first and maybe things like R&D or sales channels in particular. If you could flesh out maybe some of those initiatives and what kind of degree of investment spending step-up we should see.

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

So what we shared at Investor Day is there was $11 million in growth investment this year and, aligned to our strategy, investment is in sales and sales channels as we look to have better coverage and penetration. We’ve also invested in some of these key verticals that we spoke about, on the commercial side, on data centers where, again, building out our sales structure and commercial organization. For R&D, that’s an area where you’re going to see us continue to invest over our strategic cycle; and as we start to gain more productivity and G&A, being able to invest more in R&D. We are a products business after all, so for us it’s really ensuring that we have products that align to the value propositions we have provided our customers. So whether that’s labor savings as we look at our EFS business, more connected solutions in our Thermal Management portfolio, and in our Enclosures business continuing to build out our portfolio as well as investments in digital.

That’s one of the things that’s really key for us as we think about customer experience. And we think about velocity, having the capability for some of our customers to be able to go online, design, configure, and for us to then rapidly deliver our product offerings. And the last area for us where we are looking at investment is as we grow in these developing regions, ensuring that we’ve got feet on the street and the right product management and commercial organizations in place, so that’s quite a broad array of where that investment is going to.

Julian Mitchell

Analyst, Barclays Capital, Inc.

Got it. But all of that, in sum, is captured within that sort of $11 million step-up of investment this year?

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

That’s correct.

Julian Mitchell

Analyst, Barclays Capital, Inc.

Understood, thank you. And then my second question would be around just circling back. There’s been some questions already around some of the end market growth rate. So I just wanted to double check that when you’re talking about energy back at the Investor Day nine weeks ago, you’d put sort of a yellow mark for that against green for the other three verticals. Was your point on orders there that that outlook has now improved or the orders number is consistent with that sort of yellow shading that you gave that vertical back in mid-February?

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

I’d say it’s consistent. As I mentioned, this is a longer cycle for us on our Thermal Management business. And so we’re seeing more order pick up, backlog is growing. But our ability to translate that into sales is why we’re characterizing it as back half of the year growth.

Julian Mitchell

Analyst, Barclays Capital, Inc.

Very clear. Thank you.

Operator: Your next question comes from Joe Ritchie from Goldman Sachs. Please go ahead.

Joe Ritchie

Analyst, Goldman Sachs & Co. LLC

Good morning, everyone, and echo everybody else’s congratulations. Look forward to working with you guys.

Stacy P. McMahan

Chief Financial Officer & Executive Vice President, Pentair Plc

Thanks.

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

Thank you.

Joe Ritchie

Analyst, Goldman Sachs & Co. LLC

My first question, Beth, I want to just make sure that I heard you correctly earlier. It sounded like you expect price cost plus productivity to be a positive spread in 2018. Is that correct?

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

Yes.

Joe Ritchie

Analyst, Goldman Sachs & Co. LLC

Okay. And so based on the framework that you gave earlier, that would mean that productivity would be up, call it, north of $30 million, and we’ve started the year off down. So my first question is can you maybe give us a little bit of color on why productivity is down in the first quarter despite showing north of 3% organic growth?

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

Absolutely. So as you recall, we talked a lot about our Enclosures business and the footprint changes that we made. And as we had indicated earlier, we expect to see that productivity and that margin improvement through the back half of the year to get back to where we expect it to be, so that’s really a consistent story. And the other point that I would make is just we saw volume growth; just we had a slow start in our EFS business. That’s now ramping, so productivity just was slower but we’ve got momentum there now. But the main reason is Enclosures as we’ve been communicating.

Joe Ritchie

Analyst, Goldman Sachs & Co. LLC

Okay, fair enough. Maybe then touching on Enclosures for a second. So obviously the growth there was good, it seems like a lot of the duplicative costs are now behind you. So the operating leverage in that business, is that a 2Q event where we start to see improvement in the operating leverage or is it really more just a second half of the year is what the expectation is?

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

It’s more second half of the year where we expect to see that. We’ll improve margin there sequentially, but we’ll really start to see it in the back half of the year.

Joe Ritchie

Analyst, Goldman Sachs & Co. LLC

Got it. Was there anything else going on in Enclosures, anything related to mix that hurt the leverage this quarter?

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

No. It’s really all about optimizing the footprint and getting it more productive.

Joe Ritchie

Analyst, Goldman Sachs & Co. LLC

Got it, and then maybe my last question. I saw that, from a restructuring perspective, it seemed like you put through about $13 million in the last two years; a lot of that was first half-weighted last year. Just the benefits of that restructuring flowing through, are you seeing most of the benefits at this point? Is there more to come? Just trying to get a sense for how that flows through the model for 2018.

Stacy P. McMahan

Chief Financial Officer & Executive Vice President, Pentair Plc

You’ll start to see the evidence of the cost-out actions through those restructuring actions more towards next quarter on as the first quarter was active in planning and putting those actions in place. But they’ll start to read out in the future.

Joe Ritchie

Analyst, Goldman Sachs & Co. LLC

Got it, Stacy. And there’s no other restructuring actions at this point? I think...

Stacy P. McMahan

Chief Financial Officer & Executive Vice President, Pentair Plc

It’s immaterial at this point. We did a lot to prepare for the spin and position the business and our brands to move forward well. And so it’s very immaterial at this point.

Joe Ritchie

Analyst, Goldman Sachs & Co. LLC

Okay, cool. Thanks, guys.

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

Thank you.

Operator: [Operator Instructions] Your next question comes from Robert Barry from Susquehanna. Please go ahead.

Robert D. Barry

Analyst, Susquehanna Financial Group LLLP

Hey. Good morning, everyone.

Stacy P. McMahan

Chief Financial Officer & Executive Vice President, Pentair Plc

Good morning.

Robert D. Barry

Analyst, Susquehanna Financial Group LLLP

Just also had a couple on Enclosures, that 9% organic. Was that in line with your expectation?

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

I think we had a stronger quarter than we were expecting, so above our expectation.

Robert D. Barry

Analyst, Susquehanna Financial Group LLLP

Got it. And are the factors that are weighing on the margin there posing a headwind to the growth?

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

No. I mean, as indicated, we operated duplicate operations so that we could respond to the growth. And that is, in part, what caused that margin pressure.

Robert D. Barry

Analyst, Susquehanna Financial Group LLLP

Got it. And then I guess just a broader question. Are you seeing any evidence anywhere in the business that the change in depreciation rules or any of the other factors related to tax reform are having an impact on demand?

Stacy P. McMahan

Chief Financial Officer & Executive Vice President, Pentair Plc

I think we are seeing that capital spending in industrial is being expected to be affected, and probably is being affected. Right now, we’re just surmising that that’s part of the tailwinds that we are experiencing in our industrial growth rate. It’s very attractive and we’re glad to see it, so let’s watch it unfold.

Robert D. Barry

Analyst, Susquehanna Financial Group LLLP

Yeah. I mean, are the customers indicating that or is that just still kind of a hypothesis at this point?

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

We’ve seen certainly some of the oil and gas type of customers have been very public about they’re going to have some more capital expenditures. Well that tends to be some longer-term. We’re getting some indications that we’re going to see more spending come about.

Robert D. Barry

Analyst, Susquehanna Financial Group LLLP

Great. Good to hear. Thank you.

Operator: You have no further questions at this time. I would like to turn the call back over to Beth for closing remarks.

Beth A. Wozniak

Senior Vice President, President-Electrical, Pentair Plc

Thank you, Virgil, and thank you, everyone, for joining us today and your interest in nVent. I also want to thank our employees from around the world who have worked tirelessly to prepare nVent to stand upon its own while delivering strong results to start the year. As a team, we’re aligned on our priorities to drive consistent above-industry growth that we believe can ultimately create shareholder value for our investor base. Thank you for your interest. And Virgil, you can now conclude the call.

Operator: This concludes today’s call and you may now disconnect.